Exhibit 3.1

Certificate of Amendment to the
Amended and Restated Certificate of Incorporation
of
Kansas City Southern
Kansas City Southern, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

1.	That Paragraph FOURTEENTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
FOURTEENTH. Annual and special meetings of stockholders shall be held as provided in the Bylaws of the Corporation. No meetings of stockholders shall be held without prior written notice as provided in the Bylaws and no actions may be taken by waiver of written notice and consent by stockholders in lieu of a meeting. A special meeting of the stockholders of the Corporation may be called only by (i) the Board of Directors, (ii) the Chair of the Board of Directors, (iii) the Chief Executive Officer, or (iv) subject to the applicable provisions of the Bylaws of the Corporation, by the Secretary of the Corporation at the written request in proper form of one or more stockholders of record who have continuously held for at least one year prior to the date such request is delivered to the Secretary a net long position in shares of Common Stock representing in the aggregate at least fifteen percent (15%) of the outstanding shares of Common Stock. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

2.	The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of Delaware Corporation Law.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, duly authorized, as of the 23rd day of May, 2019.

Kansas City Southern

By:	/s/ Adam J. Godderz
Name: Adam J. Godderz Title: General Counsel and Corporate Secretary